Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 8 to the Schedule 13D originally filed on September 5, 2006 (including additional amendments thereto) with respect to the Common Stock of Rural/Metro Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 28, 2008

ACCIPITER LIFE SCIENCES FUND, LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II, LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II (QP), LP

By:	Candens Capital, LLC its general partner

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND (OFFSHORE), LTD.

By:	Accipiter Capital Management, LLC its investment manager

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER LIFE SCIENCES FUND II (OFFSHORE), LTD.

By:	Accipiter Capital Management, LLC its investment manager

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

ACCIPITER CAPITAL MANAGEMENT, LLC

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

CANDENS CAPITAL, LLC

By:	/s/ Gabe Hoffman
Gabe Hoffman, Managing Member

/s/ Gabe Hoffman
GABE HOFFMAN